UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 2, 1998


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 5.


ITEM 5.  Other Events.

	Sale of Generation Assets

On November 2, 1998, The Montana Power Company (the Company) announced that it had entered into a definitive Asset Purchase Agreement (the Agreement) with PP&L Global, Inc., a Pennsylvania corporation (PP&L Global), a subsidiary of PP&L Resources, Inc., a Pennsylvania corporation, in which PP&L Global agreed to purchase for cash from the Company 1,556 megawatts of electric generating assets in Montana and certain Colstrip associated high-voltage transmission lines.

Under the Agreement, PP&L Global agreed to purchase the Company's interest in: (i) eleven (11) hydroelectric facilities plus a storage reservoir totaling 577 MW; (ii) various power purchase and exchange agreements; (iii) the J.E. Corette coal-fired facility totaling 163 MW; (iv) Colstrip Units 1 and 2 totaling 333 MW; and (v) Colstrip Units 3 and 4 totaling 483 MW. Proceeds from the sale will vary depending upon various factors, and are anticipated to be between $740 million and $1.05 billion.

 In two related transaction, PP&L agreed to purchase from Puget Sound
Energy, Inc., a Washington corporation, and Portland General Electric Conpany, an Oregon corporation, their respective interests totaling 1058 MW at the four-unit Colstrip plant. The interests of Washington Water Power and Pacific Power & Light in the Colstrip unit totaling 402 MW were not part of this transaction.

These sales are subject to the satisfaction of various conditions and the receipt of required regulatory approvals. The Company anticipates this transaction will be completed by the end of 1999.

Stock Repurchase Program

The Company's Board of Directors has authorized a share repurchase program over the next five years to repurchase up to 10 million shares, or 18
percent, of the company's outstanding common stock.  	As of the end of the
third quarter of 1998, Montana Power had 55,024,778 common shares outstanding. The repurchase of common stock may be made, from time to time, on the open market or in privately negotiated transactions. The number of shares to be purchased and the timing of the purchases will be based on the level of cash balances, general business conditions and other factors, including alternative investment opportunities.

	This Form 8-K contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 at Item 7, "Management's Discussion and Analysis of
Financial Conditions and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "expects," "believes," "anticipates" and similar expressions.


ITEM 7.  Exhibits.

2a	Asset Purchase Agreement

10a	Colstrip Unit #3 Wholesale Transition Service Agreement

10b	Non-Colstrip Unit #3 Wholesale Transition Service Agreement

10c	Generation Interconnection Agreement

10d	Equity Contribution Agreement

99a	Press Release - "Montana Power Announces Sale of Generating Plants"


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
Financial and Information Officer


Dated:  November 6, 1998


	Exhibit Index

Exhibit	Page

2a	Asset Purchase Agreement	6

10a	Colstrip Unit #3 Wholesale Transition Service Agreement	104

10b	Non-Colstrip Unit #3 Wholesale Transition Service Agreement	131

10c	Generation Interconnection Agreement	158

10d	Equity Contribution Agreement	199

99b	Press Release - "Montana Power Announces Sale of Generating
Plants"	299